Consent of Independent Registered Public Accounting Firm

We consent to the inclusion in this Form S-1, Amendment 2, of our audit report dated September 4, 2013 relative to the financial statements of Eye on Media Network, Inc. as of August 31, 2013 and for the period from inception through August 31, 2013.

We also consent to the reference to our firm under the caption "Interest of Named Experts and Counsel" in such Registration Statement.

/s/ DKM Certified Public Accountants

DKM Certified Public Accountants

Clearwater, Florida

May 23, 2014